SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 25, 1999
                        (Date of earliest event reported)


                              Aeroflex Incorporated
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                          1-8037                         11-1974412
--------------------------------------------------------------------------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
 incorporation)                                                       Number)


35 South Service Road, Plainview, New York                            11803
--------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number
including area code                                               (516) 694-6700
                                                                  --------------


--------------------------------------------------------------------------------
  (Former name or former address, if changed since last report)

ITEM 7.   Financial Statements, Pro Forma Financial
             Information and Exhibits
          -----------------------------------------

(a)  Financial Statements of Business Acquired
     -----------------------------------------

     Audited financial statements of the Integrated Circuits Business unit of UTMC Microelectronic Systems, Inc. (a wholly-owned subsidiary of United Technologies Corporation ("UTC")) as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. Prior to the acquisition, UTMC distributed by dividend to UTC the assets and UTC assumed the liabilities of the Circuit Card Assembly ("CCA") portion of UTMC's business. UTMC, at acquisition, consisted of only the Integrated Circuits Business. The audited financial statements do not include the assets distributed to UTC, the liabilities assumed by UTC or the results of operations or cash flows of the CCA Business.

(b)  Pro Forma Financial Information (Unaudited)
     -------------------------------------------

     Pro Forma Balance Sheet

     -  Aeroflex Incorporated and Subsidiaries as of December 31, 1998

     Pro Forma Statements of Operations

     -  Aeroflex Incorporated and Subsidiaries for the year ended
        June 30, 1998

     - Aeroflex Incorporated and Subsidiaries for the six months ended December 31, 1998

     Notes to Pro Forma Financial Statements

(c)  Exhibits
     --------

     None

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Aeroflex Incorporated



                         By:    /s/ Michael Gorin
                                -------------------------------------
                                Michael Gorin
                                President and Chief Financial Officer



Date: May 5, 1999

Integrated Circuits Business unit of
UTMC Microelectronic Systems, Inc.
(A wholly-owned subsidiary of
United Technologies Corporation)
Financial Statements
December 31, 1998 and 1997

                       Report of Independent Accountants

February 25, 1999

To the Board of Directors and Shareowner of UTMC Microelectronic Systems, Inc.


In our opinion, the accompanying balance sheets and the related statements of income and of cash flows present fairly, in all material respects, the financial position of the Integrated Circuits Business unit of UTMC Microelectronic Systems, Inc. (a wholly-owned subsidiary of United Technologies Corporation) at December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of UTMC Microelectronic Systems, Inc.; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements relate to the operations of Integrated Circuits Business unit of UTMC Microelectronic Systems, Inc. Therefore, such financial statements are not necessarily indicative of the financial position, results of operations and cash flows of the Integrated Circuits Business unit of UTMC Microelectronic Systems, Inc. in the future or indicative of the results that would have been reported if the Integrated Circuits Business unit of UTMC Microelectronic Systems, Inc had operated as a separate entity.

/s/ PricewaterhouseCoopers LLP

Balance Sheets
(Dollar amounts in thousands)
-----------------------------------------------------------------------------

                                                           December 31,
                                                       1998            1997
Assets

Current Assets:
   Cash                                            $       39      $       34
   Accounts receivable                                  5,184           3,455
   Inventories, net                                     7,135           9,228
   Deferred income taxes                                3,189           2,731
   Prepaid expenses                                       111              86
                                                   ----------      ----------
       Total current assets                            15,658          15,534
                                                   ----------      ----------
Property, plant and equipment, net                     15,305          15,023

Deferred income taxes                                     610             922
                                                   ----------      ----------
Total Assets                                       $   31,573      $   31,479
                                                   ==========      ==========
Liabilities and Parent Company Investment:

Current Liabilities:
   Accounts payable                                $   1,054       $   1,415
   Accrued expenses                                    1,634           1,169
                                                   ----------      ----------
      Total current liabilities                        2,688           2,584

Other liabilities                                         68              -
                                                   ----------      ----------
Total Liabilities                                      2,756           2,584
                                                   ----------      ----------
Commitments and
 contingencies (Note 10)

Parent company investment                             28,817          28,895
                                                   ----------      ----------
Total Liabilities and Parent
    Company Investment                            $   31,573      $   31,479
                                                  ==========      ==========

              See accompanying notes to the financial statements.

Statements of Income
(Dollar amounts in thousands)
--------------------------------------------------------------------------------

                                                For the years ended
                                                     December 31,
                                         1998            1997            1996

Sales                                 $   28,966      $   37,359      $   35,675
Sales to affiliates                        4,447           4,190           3,296
                                      ----------      ----------      ----------
    Total sales                           33,413          41,549          38,971
Cost of goods sold                        12,498          16,371          19,427
                                      ----------      ----------      ----------
Gross profit                              20,915          25,178          19,544

Research and development expenses          8,218           6,859           7,634
Selling and marketing expenses             4,840           4,940           4,943
General and administrative expenses        2,254           2,204           3,509
                                      ----------      ----------      ----------
Operating income                           5,603          11,175           3,458

Other income (expense)
    Other income (expense), net              (14)             4               71
    Loss on sale/disposal of fixed
     assets                                  (65)        (1,705)            (126)
                                      ----------      ----------      ----------
Income before provision for income
 taxes                                     5,524           9,474           3,403
Provision for income taxes                 2,166           3,682           1,357
                                      ----------      ----------      ----------
Net Income                            $    3,358      $    5,792      $    2,046
                                      ==========      ==========      ==========





              See accompanying notes to the financial statements.

Statements of Cash Flows
(Dollar amounts in thousands)

------------------------------------------------------------------------------------------
                                                               For the years ended
                                                                   December 31,
                                                          1998         1997        1996
Cash flows from operating activities
Net income                                            $    3,358   $    5,792   $    2,046
Adjustments to reconcile net income
 to net cash provided by operating activities
    Deferred income tax provision                          (146)          243        1,383
    Depreciation                                          1,575         1,407        1,152
    Provision for obsolescence                            1,126           974        2,784
    Loss on disposal of property, plant and
     equipment                                               65         1,705          126
    Changes in operating assets and liabilities
       Accounts receivable                               (1,729)          963         (643)
       Inventories                                          967         2,930       (6,802)
       Prepaid expenses                                     (25)          227          144
       Accounts payable                                    (361)       (1,079)       2,011
       Accrued expenses                                     465        (1,073)      (1,771)
       Other liabilities                                     68        (3,802)          49
                                                      ---------    ----------   ----------
Net cash provided by operating activities                 5,363         8,287          479
                                                      ---------    ----------   ----------
Cash flows from investing activities
Proceeds from sale of property, plant
 and equipment                                                1         4,275         -
Purchase of property, plant and equipment                (1,923)      (16,888)      (3,542)
                                                      ---------    ----------   ----------
Net cash used for investing activities                   (1,922)      (12,613)      (3,542)
                                                      ---------    ----------   ----------
Cash flows from financing activities
Change in Parent company investment                      (3,436)        4,327        3,068
                                                      ---------    ----------   ----------
Net increase in cash                                          5             1            5
Cash, at beginning of period                                 34            33           28
                                                      ---------    ----------   ----------
Cash, at end of period                                $      39    $       34   $       33
                                                      =========    ==========   ==========

               See accompanying notes to the financial statements.

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
1.   Basis of Presentation and Organization
     Pursuant to a Stock Purchase Agreement dated February 25, 1999 (Agreement) between United Technologies Corporation (UTC) and Aeroflex, Inc. (Aeroflex), the operations comprising the Integrated Circuits Business unit (the IC Business) of UTMC Microelectronic Systems, Inc. (UTMC), a wholly-owned subsidiary of UTC, were sold to Aeroflex effective February 25, 1999.

     Under the terms of the Agreement, substantially all of the assets and liabilities of the IC Business were sold with the exception of the following:

     - Inventories of silicon wafers that are identified for, and uniquely suitable for, manufacture and incorporation into the products of Hamilton Standard (HS), a division of UTC, and all intellectual property or other data necessary for the design and manufacture and incorporation thereof;
     - All related party receivables and payables between the IC Business and its affiliates; and
     - Certain liabilities related to retirement benefits, welfare, workers compensation and other employee benefits.

     Prior to 1997, UTMC was comprised of one business unit, the IC Business. In 1997 and subsequently, UTMC was comprised of two business units, the IC Business and the Circuit Card Assembly Business (the CCA Business).

     Throughout the period covered by the financial statements, UTMC was conducted and accounted for as an operating unit of HS. Historically, separate financial statements were not prepared for UTMC or the IC Business. These financial statements were derived from the historical accounting records of UTMC, and do not reflect the impact of the Agreement, with the exception of excluding the assets and liabilities discussed above. The excluded assets and liabilities were eliminated by a corresponding adjustment to the Parent company investment account. Changes in indebtedness between UTC and the IC Business are also reflected in the Parent company investment account in the accompanying Balance Sheets.

     The preparation of these financial statements required certain carve-out adjustments to derive the total revenues, expenses, assets and liabilities of the IC Business. Such adjustments have not been reflected in the books and accounting records of UTMC but are necessary to fairly reflect the actual historical results of the IC Business. The IC Business financial statements include all costs directly associated with the IC Business operations such as cost of goods sold, research and development, and sales and marketing. Additionally, certain costs have been incurred by UTMC that have been allocated among its two business units, one of which is the IC Business. These costs relate to support and administrative functions and

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
1.   Basis of Presentation and Organization (Continued)
     are allocated to the IC Business based on the ratio of the IC Business' total directly identified costs as compared to the total directly identified costs of UTMC.

     Certain costs related to employee benefit programs, including employee insurance programs, are incurred by UTC and allocated to UTMC. These allocated costs are charged to UTMC and recorded as an offsetting credit in the Parent company investment account. The costs related to employee benefit programs are allocated to UTMC on an actuarial basis utilizing participant and plan design data. Furthermore, HS provides certain services related to information systems support, centralized accounting functions, legal and quality control as well as administrative management. The cost of these services are allocated based on the ratio of the sum of a) net assets of UTMC as of the beginning of the year; b) projected sales of UTMC for the year; and c) projected payroll of UTMC for the year to the sum of the same factors for all HS divisions.

     All of the allocations and estimates in the IC Division financial statements are based on assumptions that UTC, HS and UTMC management believes are reasonable under the circumstances. The IC Business' financial statements are not necessarily indicative of the financial position, results of operations and cash flows of the IC Business in the future or indicative of the results that would have been reported.

     The IC Business is engaged in developing, manufacturing, marketing and distributing integrated circuits for the aerospace and defense industry in the United States and Canada.

2.   Summary of Significant Accounting Policies

     Use of Estimates
     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

     Risks and Uncertainties
     The business environment in which the IC Business operates is subject to rapidly changing conditions. Certain assets include estimates that are particularly sensitive to changes in the near term. Inventories and related specialized manufacturing equipment may be subject to such rapid technological change.

     Revenue Recognition
     Revenue from product sales is recorded at shipment. Revenue from non-recurring engineering contracts is recorded using the completed contract method. Such contracts are considered completed when the prototype is shipped. Prospective losses, if any, on these contracts are provided for

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
2. Summary of Significant Accounting Policies (Continued) when losses are anticipated. Subject to certain restrictions, the IC Business warrants its products for defects in materials and workmanship for a period of one year. Accruals for estimated future product warranty costs are provided at the time sales are recognized based upon the IC Business historical claim experience.

     Inventories
     Inventories include direct material, direct labor and manufacturing overhead and are accounted for at the lower-of-cost or market using the standard cost method, which approximated actual. The IC Business evaluates the need for reserves associated with obsolete, slow-moving and non-saleable inventory by estimating net realizable values. Inventoried costs in excess of requirements for contracts and current or anticipated orders have been reserved and written-off in the periods that such inventory was considered obsolete based on projected usage during the foreseeable future.

     Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line basis over the following estimated useful lives:

        Building and improvements       20 to 40 years
        Furniture and fixtures          10 years
        Office equipment                3 to 5 years
        Machinery and equipment         5 years

     Maintenance and repairs are expensed as incurred. Depreciation expense was $1,575, $1,407 and $1,152 for the year ended December 31, 1998, 1997 and
     1996, respectively. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and the net gain or loss is included in the determination of net income.

     Research and Development
     Research and development costs not specifically covered by contracts are charged to expense as incurred.

     Income Taxes

     UTMC was included in the consolidated U.S. federal income tax return of UTC. Under an agreement with UTC, income taxes are allocated to members of the consolidated group based upon amounts they would pay or receive as if they filed a separate income tax return. The provision for income taxes of the IC Business has been prepared as if a separate U.S. federal income tax

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
2. Summary of Significant Accounting Policies (Continued) return had been prepared for such business on a stand-alone basis. Deferred income taxes are provided on the differences in the book and tax bases of assets and liabilities at the statutory tax rates expected to be in effect when such differences are reversed. A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefits will be realized. UTC incurs federal and certain state taxes on behalf of UTMC with an allocation of such taxes to the IC Business. The financial statements of the IC Business reflect the charge or benefit related to the income taxes in the Parent company investment account. UTC prepares a combined state income tax return in unitary states. State taxes were allocated to UTMC with an allocation to the IC Business based on this unitary filing. UTMC files a stand-alone return in Colorado where it has accumulated significant net operating loss carryforwards. See further discussion of the state net operating loss carryforwards in Note 8.

     Fair Value of Financial Instruments
     The carrying amounts of the IC Business  financial  instruments,  including
     cash,   accounts   receivable,   accounts  payable  and  accrued  expenses,
     approximate fair value.

     Long-Lived Assets
     The IC Business evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). In accordance with SFAS 121, when appropriate, the IC Business estimates the future undiscounted cash flows of the operations to which the long-lived assets relate to ensure that the carrying value has not been impaired. Management believes no such impairment exists at December 31, 1998 or 1997.

     Significant Customers
     The IC Business had direct sales to a customer that accounted for $8,288 and $4,989 of total sales for the years ended December 31, 1997 and 1996. No other customers accounted for more than 10% of total sales for any periods presented.

3.   Supplemental Cash Flow Information

                                                         Years ended December 31,
                                                       1998         1997       1996

     Cash paid for income taxes                     $   2,312   $    3,439   $    (26)
                                                    =========   ==========   ========

     The amounts shown above represent those amounts charged to the IC Business through the Parent company investment account.

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
4.   Related Party Transactions

     Corporate Services
     The financial statements include significant transactions with HS involving functions and services that were provided to UTMC and allocated to the IC Business. These services include information systems support, certain centralized accounting functions, legal services and quality control. The costs of these functions and services allocated to the IC Business was approximately $716, $665 and $677 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Centralized Treasury Functions and Financing
     UTC provides centralized treasury functions and financing, including all investing and borrowing activities for UTMC. As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to UTMC. No interest is charged or paid on the net Parent company investment amount. A reconciliation of the Parent company investment account activity for the IC Business for the period is as follows:

                                                     Years ended December 31,
                                                  1998          1997        1996

     Balance, beginning of year               $    28,895  $    18,776  $    13,662
     Net income                                     3,358        5,792        2,046
     Net inter-company transactions                (3,436)       4,327        3,068
                                              -----------  -----------  -----------
     Balance, end of year                     $    28,817  $    28,895  $    18,776
                                              ===========  ===========  ===========

     Tax Arrangement
     See discussion in Note 2 under Income Taxes.

     Insurance Programs
     UTMC participates in UTC developed and administered employee insurance programs, including group medical, workers compensation, property, general and product liability coverage. Costs allocated to the IC Business relating to these programs was approximately $841, $955 and $907 for the years ended December 31, 1998, 1997 and 1996, respectively. Under these insurance programs, any group company submitting a claim would be liable to pay any deductible amount required under the policy coverage, depending upon type. It is likely that as a separate company, the IC Business would be subject to differing levels of insurance premiums, coverages and deductibles. However, management is not able to estimate what the expense would have been if the IC Business had operated as an unaffiliated entity.

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
4.   Related Party Transactions (Continued)

     Employee pension plans
     The IC Business participates in two defined benefit pension plans covering substantially all employees. For salaried employees, plan benefits are generally based on years of service and the employees compensation during the last several years of employment. For hourly employees, plan benefits are generally based on years of service and the benefit level established by UTC. For purposes of the financial statements, the IC Business is considered to be a participant in multi-employer plans. Such costs and plan administrative costs allocated to the IC Business, approximated $339, $422 and $778 for the years ended December 31, 1998, 1997 and 1996, respectively. These balances are considered settled as accrued through the Parent company investment account. As discussed in Note 1, the liability as of December 31, 1998 is excluded from the sale of the IC Business.

     Employee savings plan
     The IC Business participates in UTCs Employee Stock Ownership Plan. The amounts expensed relative to the IC Business employees participation in that plan totaled $297, $288 and $305 for the years ended December 31, 1998, 1997 and 1996, respectively. These balances are considered settled as accrued through the Parent company investment account. As discussed in Note 1, the liability as of December 31, 1998 is excluded from the sale of the IC Business.

5.   Inventories

                                                 December 31,
                                            1998            1997

     Raw materials                      $    9,747      $   12,049
     Work-in-process                           872             523
     Contract costs                            359             231
     Finished goods                          3,657           2,799
                                        ----------      ----------
                                            14,635          15,602
         Less:  Inventory reserves           7,500           6,374
                                        ----------      ----------
                                        $    7,135      $    9,228
                                        ==========      ==========

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
6.   Property, Plant and Equipment

                                                 December 31,
                                            1998            1997

     Land                               $    1,296      $    1,296
     Building and improvements              11,484          11,437
     Machinery and equipment                24,787          23,061
     Furniture and fixtures                  1,796           1,754
     Construction in-progress                  372             357
                                        ----------      ----------
                                            39,735          37,905
        Less:  Accumulated depreciation     24,430          22,882
                                        ----------      ----------
                                        $   15,305      $   15,023
                                        ==========      ==========

7.   Accrued Expenses

                                                 December 31,
                                            1998           1997

     Payroll and employee related       $      896      $      785
     Customer advances                         406             -
     Warranty                                  100             100
     Property and other taxes                  207             251
     Other                                      25              33
                                        ----------      ----------
                                        $    1,634      $    1,169
                                        ==========      ==========

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
8. Income Taxes
The provision for income taxes consists of the following:

                                                 Years ended December 31,
                                              1998        1997        1996
     Current taxes
      Federal                            $    2,262   $    3,390   $    (106)
      State (unitary only)                       50           49          80
                                         ----------   ----------   ---------
                                              2,312        3,439         (26)
                                         ----------   ----------   ---------
     Deferred taxes
      Federal                                  (428)        (228)      1,206
      State (non unitary)                       282          471         177
                                         ----------   ----------   ---------
                                               (146)         243       1,383
                                         ----------   ----------   ---------
     Provision for income taxes          $    2,166   $    3,682   $   1,357
                                         ==========   ==========   =========

     A reconciliation of income taxes determined using the federal statutory rate of 35% to actual income taxes provided is as follows:

                                                Years ended December 31,
                                             1998          1997       1996

     Income before provision for
      income taxes                       $    5,524   $    9,474   $   3,403

     Taxes at U.S. federal statutory rate     1,933        3,316       1,191
     State income taxes, net of
      federal benefit                           219          338         165
     Other, nondeductible items                  14           28           1
                                         ----------   ----------   ---------
                                        $     2,166   $    3,682   $   1,357
                                        ===========   ==========   =========

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
8.   Income Taxes (Continued)
     Temporary differences and carryforwards that gave rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                      December 31,
                                                                    1998       1997

     Inventory reserves                                         $   3,000   $   2,550
     Colorado state net operating loss carryforwards                8,872       9,106
     Employee related liabilities                                     245         214
     Warranty and other reserves                                       40          40
     Other                                                             57          53
                                                                ---------   ---------
     Gross deferred tax assets                                     12,214      11,963

     Valuation allowance                                           (8,053)     (8,053)
                                                                ---------   ---------
     Deferred tax assets                                            4,161       3,910

     Depreciation                                                     360         254
     Other                                                              2           3
                                                                ---------   ---------
     Deferred tax liabilities                                         362         257
                                                                ---------   ---------
     Net deferred tax asset                                     $   3,799   $   3,653
                                                                =========   =========

     At December 31, 1998, the IC Business had Colorado state net operating loss carryforwards of $190,301 which expire between 1999 and 2011.

     Based on the earnings performance of the past three years and the projected profitability in the future, management believes that it is more likely than not that the IC Business will continue to generate taxable income sufficient to realize a portion of the tax benefit associated with the Colorado state net operating loss carryforwards prior to their expiration. Management has placed a valuation allowance against the net operating loss carryforwards due to certain limitations caused by the possible change in ownership. Management did not include a valuation allowance against the non-limited Colorado net operating losses or the deferred tax assets in any prior periods. If the IC Business is unable to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to income. The Colorado state net operating losses are shown as a deferred tax asset, net of federal benefit.

Notes to Financial Statements
(Dollar amounts in thousands)
--------------------------------------------------------------------------------
9.   Loss on Sale of Building

     During 1997, UTMC exercised its option to purchase a building subleased to a third party. The total purchase price of the building was $4,316. The agreement reached with the lessor also required UTMC to pay $3,807 to the lessor representing the amount of rent accrued on a straight-line basis in excess of the cash payments since the inception of the lease. The building and related land were resold, during 1997, for $4,275, net of closing costs, resulting in a loss of $1,705.

10.  Commitments
     UTMC has various lease agreements for office space and equipment. These lease agreements expire at various dates through October 2000. Future minimum rental payments allocated to the IC Business at December 31, 1998 are $54 and $23 in 1999 and 2000, respectively. Total rental expense allocated to the IC Business for the years ended December 31, 1998, 1997 and 1996 was $182, $336 and $1,181, respectively.

     In conjunction with the sale of the IC Business, a facilities lease and services agreement has been executed between HS and Aeroflex. The agreement provides HS with facilities space for a limited period of time. The agreement also provides for certain transition services to be provided by HS and provides for certain staff support for the CCA Business to be provided by Aeroflex for a limited period of time. The total lease and net services fee to be paid by HS is $6,000 payable in twenty-four equal monthly installments. The agreement expires in February 2001.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
                       PRO FORMA BALANCE SHEET (Unaudited)
                       -----------------------------------

     The following pro forma balance sheet (unaudited) adjusts the historical consolidated balance sheet of Aeroflex Incorporated and subsidiaries as of December 31, 1998 for the effects of the acquisition of the Integrated Circuit Business unit of UTMC Microelectronic Systems, Inc. The acquisition has been accounted for under the purchase method of accounting.

     The pro forma  balance sheet gives effect to the  acquisition  described in
Item 2 of the Form 8-K filed on February 25, 1999, as if it had occurred on December 31, 1998. The balance sheet should be read in conjunction with the notes to the pro forma financial statements.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
                       PRO FORMA BALANCE SHEET (UNAUDITED)
                       -----------------------------------
          REFLECTING THE ACQUISITION OF THE INTEGRATED CIRCUIT BUSINESS
          -------------------------------------------------------------
                   UNIT OF UTMC MICROELECTRONIC SYSTEMS, INC.
                   ------------------------------------------
                                DECEMBER 31, 1998
                    (In thousands, except per share amounts)

                                             Historical          Acquisition          Pro Forma          Pro Forma
                                                                 of UTMC(1)         Adjustments(2)        Results
ASSETS
Current assets:
  Cash and cash equivalents                  $   21,402          $       39          $  (21,100)        $      341
  Accounts receivable, net                       24,467               5,184                                 29,651
  Inventories                                    29,359               7,135                                 36,494
  Deferred income taxes                           2,283               3,189                                  5,472
  Prepaid expenses and other current assets       2,222                 111                                  2,333
                                             ----------          ----------          ----------         ----------
    Total current assets                         79,733              15,658             (21,100)            74,291
Property, plant and equipment, net               29,111              15,305               5,386             49,802
Intangible assets acquired in connection with
  the purchase of businesses, net                 8,118                                   6,300             14,418
Costs in excess of fair value of net
  assets of businesses acquired, net              9,862                                   2,316             12,178
Other assets                                      3,267                                     100              3,367
                                             ----------          ----------          ----------         ----------
  Total assets                               $  130,091          $   30,963          $   (6,998)        $  154,056
                                             ==========          ==========          ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt          $    1,777          $                   $    5,000         $    6,777
  Accounts payable                                5,145               1,054                                  6,199
  Accrued expenses and other current liabilities 10,627               1,634                                 12,261
  Income taxes payable                            2,108                                                      2,108
                                             ----------          ----------          ----------         ----------
    Total current liabilities                    19,657               2,688               5,000             27,345
                                             ----------          ----------          ----------         ----------
Long-term debt                                   13,287                                  17,000             30,287
                                             ----------          ----------          ----------         ----------
Deferred income taxes                               982                (610)              3,319              3,691
                                             ----------          ----------          ----------         ----------
Other long-term liabilities                       2,513                  68                                  2,581
                                             ----------          ----------          ----------         ----------
Stockholders' equity:
  UTMC equity                                                        28,817             (28,817)              -
  Common stock, par value $.10 per share;
    authorized 25,000 shares; issued 17,706
    shares                                        1,771                                                      1,771
  Additional paid-in capital                    102,335                                                    102,335
  Accumulated deficit                           (10,110)                                 (3,500)           (13,610)
                                             ----------          ----------          ----------         ----------
                                                 93,996              28,817             (32,317)            90,496
Less:  Treasury stock, at cost (39 shares)          344                                                        344
                                             ----------          ----------          ----------         ----------
                                                 93,652              28,817             (32,317)            90,152
                                             ----------          ----------          ----------         ----------
Total liabilities and stockholders' equity   $  130,091          $   30,963          $   (6,998)        $  154,056
                                             ==========          ==========          ==========         ==========

(1) (2) See notes to pro forma financial statements.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
                 PRO FORMA STATEMENTS OF OPERATIONS (Unaudited)
                 ---------------------------------------------

The following pro forma statements of operations (unaudited) adjust the historical consolidated statements of operations of Aeroflex Incorporated and subsidiaries for the year ended June 30, 1998 and for the six months ended December 31, 1998 for the effects of the acquisition of the Integrated Circuit Business unit of UTMC Microelectronic Systems, Inc. ("UTMC") on February 25, 1999. The acquisition of UTMC was accounted for under the purchase method of accounting. The pro forma statements of operations give effect to the acquisition described in Item 2 of the Form 8-K filed on February 25, 1999, as if it had occurred on July 1, 1997.

The pro forma statements of operations do not purport to be indicative of the operating results that would have been achieved had the acquisition been effected on the dates indicated, are not necessarily indicative of future operating results and should not be used as a forecast of future operations. These statements should be read in conjunction with the notes to the pro forma financial statements.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
                 PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                 ---------------------------------------------
          REFLECTING THE ACQUISITION OF THE INTEGRATED CIRCUIT BUSINESS
          -------------------------------------------------------------
                   UNIT OF UTMC MICROELECTRONIC SYSTEMS, INC.
                   ------------------------------------------
                            YEAR ENDED JUNE 30, 1998
                            ------------------------
                    (In thousands, except per share amounts)


                                        Historical      Acquisition        Pro Forma        ProForma
                                                          of UTMC        Adjustments(3)   Results after
                                                                                           Acquisition

Sales                                   $ 118,861      $   36,510          $              $  155,371
Cost of sales                              77,286          10,477                (168)        87,595
                                        ---------      ----------          ----------     ----------
  Gross profit                             41,575          26,033                 168         67,776
Selling, general and
  administrative costs                     21,545           6,671                 987         29,203
Research and development costs              5,172           8,707                             13,879
                                        ---------      ----------          ----------     ----------
  Operating income                         14,858          10,655                (819)        24,694
                                        ---------      ----------          ----------     ----------
Other expense (income)
  Interest expense                          2,011                               2,608          4,619
  Interest and other expense
   (income)                                  (309)          1,776 (4)             380          1,847
                                        ---------      ----------          ----------     ----------
  Total other expense
    (income)                                1,702           1,776               2,988          6,466
                                        ---------      ----------          ----------     ----------
Income before income taxes                 13,156           8,879              (3,807)        18,228
Provision for income taxes                  4,750           3,451              (1,240)         6,961
                                        ---------      ----------          ----------     ----------
Net income                              $   8,406      $    5,428          $   (2,567)    $   11,267
                                        =========      ==========          ==========     ==========
Net income per common share
  Basic                                     $ .57                                              $ .76
                                            =====                                              =====
  Diluted                                   $ .51                                              $ .69
                                            =====                                              =====

Weighted average number of
  common shares outstanding
  Basic                                    14,802                                             14,802
                                        =========                                         ==========
  Diluted                                  16,527                                             16,527
                                        =========                                         ==========

(3) See notes to pro forma  financial  statements.
(4) Consists  primarily of a loss on sale of land and building.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
                 PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                 ----------------------------------------------
          REFLECTING THE ACQUISITION OF THE INTEGRATED CIRCUIT BUSINESS
          -------------------------------------------------------------
                   UNIT OF UTMC MICROELECTRONIC SYSTEMS, INC.
                   ------------------------------------------
                       SIX MONTHS ENDED DECEMBER 31, 1998
                       ----------------------------------
                    (In thousands, except per share amounts)

                                        Historical     Acquisition     Pro Forma        Pro Forma
                                                         of UTMC     Adjustments(3)       Results

Sales                                   $  67,826      $  16,301        $               $  84,127
Cost of sales                              44,299          7,413              (84)         51,628
                                        ---------      ---------        ---------       ---------
  Gross profit                             23,527          8,888               84          32,499
Selling, general and
  administrative costs                     11,392          3,753              494          15,639
Research and development costs              4,294          3,371                            7,665
                                        ---------      ---------        ---------       ---------
  Operating income                          7,841          1,764             (410)          9,195
                                        ---------      ---------        ---------       ---------
Other expense (income)
  Interest expense                            567                             700           1,267
  Interest and other expense
   (income)                                  (544)             7              540               3
                                        ---------      ---------        ---------       ---------
  Total other expense
    (income)                                   23              7            1,240           1,270
                                        ---------      ---------        ---------       ---------
Income before income taxes                  7,818          1,757           (1,650)          7,925
Provision for income taxes                  2,750            700             (531)          2,919
                                        ---------      ---------        ---------       ---------
Net income                              $   5,068      $   1,057        $  (1,119)      $   5,006
                                        =========      =========        =========       =========
Net income per common share
  Basic                                     $ .29                                           $ .29
                                            =====                                           =====
  Diluted                                   $ .27                                           $ .27
                                            =====                                           =====
Weighted average number of
  common shares outstanding
  Basic                                    17,523                                          17,523
                                        =========                                       =========
  Diluted                                  18,751                                          18,751
                                        =========                                       =========

(3) See notes to pro forma financial statements.

                     AEROFLEX INCORPORATED AND SUBSIDIARIES
                     --------------------------------------
               NOTES TO PRO FORMA FINANCIAL STATEMENTS (Unaudited)
               --------------------------------------------------

A.   BASIS OF PRESENTATION
     ---------------------
     The accompanying pro forma financial statements (unaudited) present the financial position and results of operations of Aeroflex Incorporated and subsidiaries ("ARX") giving effect to the acquisition of UTMC Microelectronic Systems, Inc. ("UTMC"). Prior to the acquisition, UTMC distributed by dividend to its parent, United Technologies Corporation ("UTC"), the assets and UTC assumed the liabilities of the Circuit Card Assembly ("CCA") portion of UTMC's business. UTMC, at acquisition, consisted of only the Integrated Circuit Business. The pro forma financial statements do not include the assets distributed to UTC, the liabilities assumed by UTC or the results of operations of the CCA Business. The acquisition of UTMC by ARX was accounted for as a purchase and accordingly, the purchase price was allocated to the assets and liabilities of UTMC based on their fair values at February 25, 1999 (the date of acquisition).

     For the purpose of the pro forma balance sheet and the pro forma statements of operations, it is assumed that the acquisition occurred on December 31, 1998 and July 1, 1997, respectively. The pro forma statements of operations for the year ended June 30, 1998 and for the six months ended December 31, 1998 do not include a one-time charge of $3,500,000 which was recorded upon acquisition to reflect the write-off of the purchase price allocated to acquired in- process research and development.

B.   PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     -------------------------------------
     The pro forma financial statements of ARX give effect to the following pro forma adjustments and assumptions:

          1.   To record the  acquisition  of UTMC stock by ARX as  described in
               Item 2 on Form 8-K filed on February 25, 1999.

          2. To record the a) purchase price of $42,500,000 in cash, first from available cash and the balance from borrowings under the Registrant's term loan agreement, b) capitalized financing costs
               c) elimination of UTMC's equity accounts, d) capitalized acquisition costs, and e) allocation of the purchase price to the fair value of the assets acquired and liabilities assumed, including, for purposes of the pro forma balance sheet, the aforementioned $3,500,000 write-off of the fair value of the acquired in-process research and development.

          3. To record a) depreciation and amortization based on estimated remaining lives of assets (ranging from six to fifteen years for intangibles) and adjustment to fair value of assets acquired, b) interest expense on additional bank borrowings and interest income forgone due to the use of cash for the acquisition, and c) the tax benefit of a) and b).